                                                                EXHIBIT 15(a)(7)
                              AMENDED AND RESTATED

                            MASTER DISTRIBUTION PLAN

                                       OF

                         AIM INTERNATIONAL FUNDS, INC.

                               ("CLASS B" SHARES)

                            (SECURITIZATION FEATURE)


         Section 1. AIM International Funds, Inc. (the "Fund"), on behalf of the series of common stock set forth in Schedule A to this plan (the "Portfolios"), may pay for distribution of the Class B Shares of such Portfolios (the "Shares") which the Fund issues from time to time, pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"), according to the terms of this Distribution Plan (the "Plan").

         Section 2. The Fund may incur expenses for and pay any institution selected to act as the Fund's agent for distribution of the Shares of any Portfolio from time to time (each, a "Distributor") at the rates set forth on Schedule A hereto based on the average daily net assets of each class of Shares subject to any applicable limitations imposed by the Rules of Fair Practice of the National Association of Securities Dealers, Inc. in effect from time to time (the "Rules of Fair Practice"). All such payments are the legal obligation of the Fund and not of any Distributor or its designee.

         Section 3.

                          (a)     Amounts set forth in Section 2 may be used to
finance any activity which is primarily intended to result in the sale of the Shares, including, but not limited to, expenses of organizing and conducting sales seminars and running advertising programs, payment of finders fees, printing of prospectuses and statements of additional information (and supplements thereto) and reports for other than existing shareholders, preparation and distribution of advertising material and sales literature, payment of overhead and supplemental payments to dealers and other institutions as asset-based sales charges or as payments of service fees under a shareholder service arrangement, which may be established by each Distributor in accordance with Section 4, the costs of administering the Plan. To the extent that amounts paid hereunder are not used specifically to reimburse the Distributor for any such expense, such amounts may be treated as compensation for the Distributor's distribution-related services.

                          (b)     Subject to the provisions of Sections 8 and 9
hereof, amounts payable pursuant to Section 2 in respect of Shares of each Portfolio shall be paid by the Fund to the Distributor in respect of such Shares or, if more than one institution has acted or is acting as Distributor in respect of such Shares, then amounts payable pursuant to Section 2 in respect of such Shares shall be paid to each such Distributor in proportion to the number of such Shares sold by or attributable to such Distributor's distribution efforts in respect of such Shares in accordance with allocation provisions of each Distributor's distribution agreement (the "Distributor's 12b-1 Share") notwithstanding that such Distributor's distribution agreement with the

Fund may have been terminated. That portion of the amounts paid under the Plan that is not paid or advanced by the Distributor to dealers or other institutions that provide personal continuing shareholder service as a service fee pursuant to Section 4 shall be deemed an asset-based sales charge.

                          (c)     Any Distributor may assign, transfer or
pledge ("Transfer") to one or more designees (each an "Assignee"), its rights to all or a designated portion of its Distributor's 12b-1 Share from time to time (but not such Distributor's duties and obligations pursuant hereto or pursuant to any distribution agreement in effect from time to time, if any, between such Distributor and the Fund), free and clear of any offsets or claims the Fund may have against such Distributor. Each such Assignee's ownership interest in a Transfer of a specific designated portion of a Distributor's 12b-1 Share is hereafter referred to as an "Assignee's 12b-1 Portion." A Transfer pursuant to this Section 3(c) shall not reduce or extinguish any claims of the Fund against the Distributor.

                          (d)     Each Distributor shall promptly notify the
Fund in writing of each such Transfer by providing the Fund with the name and address of each such Assignee.

                          (e)     A Distributor may direct the Fund to pay an
Assignee's 12b-1 Portion directly to such Assignee. In such event, the Distributor shall provide the Fund with a monthly calculation of the amount of
(i) the Distributor's 12b-1 Share and (ii) each Assignee's 12b-1 Portion, if any, for such month (the "Monthly Calculation"). In such event, the Fund shall, upon receipt of such notice and Monthly Calculation from the Distributor, make all payments required under such distribution agreement directly to the Assignee in accordance with the information provided in such notice and Monthly Calculation upon the same terms and conditions as if such payments were to be paid to the Distributor.

                          (f)     Alternatively, in connection with a Transfer,
a Distributor may direct the Fund to pay all of such Distributor's 12b-1 Share from time to time to a depository or collection agent designated by any Assignee, which depository or collection agent may be delegated the duty of dividing such Distributor's 12b-1 Share between the Assignee's 12b-1 Portion and the balance of the Distributor's 12b-1 Share (such balance, when distributed to the Distributor by the depository or collection agent, the "Distributor's 12b-1 Portion"), in which case only the Distributor's 12b-1 Portion may be subject to offsets or claims the Fund may have against such Distributor.

         Section 4.

                          (a)     Amounts expended by the Fund under the Plan
shall be used in part for the implementation by the Distributor of shareholder service arrangements with respect to the Shares. The maximum service fee payable to any provider of such shareholder service shall be twenty-five one-hundredths of one percent (0.25%) per annum of the average daily net assets of the Shares attributable to the customers of such service provider. All such payments are the legal obligation of the Fund and not of any Distributor or its designee.

                          (b)     Pursuant to this Plan, the Distributor may
enter into agreements substantially in the form attached hereto as Exhibit A ("Service Agreements") with such broker-dealers ("Dealers") as may be selected from time to time by the Distributor for the provision of continuing shareholder services in connection with Shares held by such Dealers' clients and customers ("Customers") who may from time to time directly or beneficially own Shares. The personal continuing shareholder services to be rendered by Dealers under the Service Agreements may include, but shall not be limited to, some or all of the following: distributing sales literature; answering routine Customer inquiries concerning the Fund and the Shares; assisting Customers in changing dividend options, account designations and addresses, and enrolling in any of several retirement plans offered in connection with the purchase of Shares; assisting in the establishment and maintenance of Customer accounts and records and in the processing of purchase and redemption transactions; investing dividends and capital gains distributions automatically in Shares; performing sub-accounting; providing periodic statements showing a Customer's shareholder account balance and the integration of such statements with those of other transactions and balances in the Customer's account serviced by such institution; forwarding applicable prospectuses, proxy statements and reports and notices to Customers who hold Shares and providing such other information and administrative services as the Fund or the Customer may reasonably request ("Shareholder Services").

                          (c)     The Distributor may also enter into Bank
Shareholder Service Agreements substantially in the form attached hereto as Exhibit B ("Bank Agreements") with selected banks and financial institutions acting in an agency capacity for their customers ("Banks"). Banks acting in such capacity will provide some or all of the Shareholder Services to their customers as set forth in the Bank Agreements from time to time.

                          (d)     The Distributor may also enter into 401(k)
Plan Shareholder Service Agreements substantially in the form attached hereto as Exhibit C ("401(k) Agreements") with selected 401(k) Plan service providers acting in an agency capacity for their customers ("401(k) Providers"). 401(k) Providers acting in such capacity will provide some or all of the Shareholder Services to their customers set forth in the 401(k) Agreements from time to time.

                          (e)     The Distributor may also enter into
Shareholder Service Agreements substantially in the form attached hereto as Exhibit D ("Bank Trust Department Agreements") with selected bank trust departments. Such bank trust departments will provide shareholder services to customers as set forth in the Bank Trust Department Agreements from time to time.

         Section 5. This Plan shall not take effect until (i) it has been approved, together with any related agreements, by votes of the majority of both (a) the Board of Directors of the Fund and (b) those directors of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Dis-interested Directors"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements and (ii) the execution by the Fund and A I M Distributors, Inc. of an Amended and Restated Master Distribution Agreement in respect of the Shares.

         Section 6. Unless sooner terminated pursuant to Section 8, this Plan shall continue in effect until June 30, 1995 and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 5.

         Section 7. Each Distributor shall provide to the Fund's Board of Directors and the Board of Directors shall review, at least quarterly, a written report of the amounts expended for distribution of the Shares and the purposes for which such expenditures were made.

         Section 8. This Plan may be terminated with respect to the Shares of any Portfolio at any time by vote of a majority of the Dis-interested Directors, or by vote of a majority of outstanding Shares of such Portfolio. Upon termination of this Plan with respect to any or all such classes, the obligation of the Fund to make payments pursuant to this Plan with respect to such classes shall terminate, and the Fund shall not be required to make payments hereunder beyond such termination date with respect to expenses incurred in connection with Shares sold prior to such termination date, provided, in each case that each of the requirements of a Complete Termination of this Plan in respect of such class, as defined below, are met. A termination of this Plan with respect to any or all Shares of any or all Portfolios shall not affect the obligation of the Fund to withhold and pay to any Distributor contingent deferred sales charges to which such distributor is entitled pursuant to any distribution agreement. For purposes of this Section 8 a "Complete Termination" of this Plan in respect of any Portfolio shall mean a termination of this Plan in respect of such Portfolio, provided that: (i) the Dis-interested Directors of the Fund shall have acted in good faith and shall have determined that such termination is in the best interest of the Fund and the shareholders of such Portfolio; (ii) and the Fund does not alter the terms of the contingent deferred sales charges applicable to Shares outstanding at the time of such termination; and (iii) unless the applicable Distributor at the time of such termination was in material breach under the distribution agreement in respect of such Portfolio, the Fund shall not, in respect of such Portfolio, pay to any person or entity, other than such Distributor or its designee, either the asset based sales charge or the service fee (or any similar fee) in respect of the Shares sold by such Distributor prior to such termination.

         Section 9. Any agreement related to this Plan shall be made in writing, and shall provide:

                          (a)     that such agreement may be terminated with
respect to the Shares of any or all Portfolios at any time, without payment of any penalty, by vote of a majority of the Dis-interested Directors or by a vote of the majority of the outstanding Shares of such Portfolio, on not more than sixty (60) days' written notice to any other party to the agreement; and

                          (b)     that such agreement shall terminate
automatically in the event of its assignment; provided, however, that, subject to the provisions of Section 8 hereof, if such agreement is terminated for any reason, the obligation of the Fund to make payments of (i) the Distributor's Share in accordance with the directions of the Distributor pursuant to Section 3(e) or (f) hereof if there exist Assignees for all or any portion of such Distributor's 12b-1 Share and (ii) the remainder of such Distributor's 12b-1 Share to such Distributor if there are no Assignees for such Distributor's Share, pursuant to such agreement and this Plan will continue with respect to the Shares until such Shares are redeemed or automatically converted into another class of shares of the Fund.

         Section 10. This Plan may not be amended to increase materially the amount of distribution expenses provided for in Section 2 hereof unless such amendment is approved by a vote of at least a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Shares, and no material amendment to the Plan shall be made unless approved in the manner provided for in Section 5 hereof.

                                        AIM INTERNATIONAL FUNDS, INC.
                                        (on behalf of its Class B Shares)



Attest:   /s/ P. Michelle Grace         By:  /s/ Robert H. Graham
        ---------------------------          ----------------------------------
            Assistant Secretary                           President



Plan in effect as of September 10, 1994, as amended as of September 10, 1994, and as amended and restated as of May 2, 1995.

                                 SCHEDULE A TO
                              AMENDED AND RESTATED
                          MASTER DISTRIBUTION PLAN OF
                         AIM INTERNATIONAL FUNDS, INC.
                                (CLASS B SHARES)



                                                                                                  MAXIMUM
                                                    ASSET BASED             SERVICE              AGGREGATE
FUND                                                SALES CHARGE              FEE                   FEE
----------------------------------------------------------------------------------------------------------
AIM International Equity Fund                          0.75%                 0.25%                 1.00%
AIM Global Aggressive Growth Fund                      0.75%                 0.25%                 1.00%
AIM Global Growth Fund                                 0.75%                 0.25%                 1.00%
AIM Global Income Fund                                 0.75%                 0.25%                 1.00%

                                                                       EXHIBIT A





                                 SHAREHOLDER SERVICE AGREEMENT
[LOGO APPEARS HERE]              FOR SALE OF SHARES
A I M Distributors, Inc.         OF THE AIM MUTUAL FUNDS


This Shareholder Service Agreement (the "Agreement") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act") by each of the AIM-managed mutual funds (or designated classes of such funds) listed on Schedule A to this Agreement (the "Funds"), under a Distribution Plan (the "Plan") adopted pursuant to said Rule. This Agreement, being made between A I M Distributors, Inc. ("Distributors"), solely as agent for the Funds, and the undersigned authorized dealer, defines the services to be provided by the authorized dealer for which it is to receive payments pursuant to the Plan adopted by each of the Funds. The Plan and the Agreement have been approved by a majority of the directors of each of the Funds, including a majority of the directors who are not interested persons of such Funds, and who have no direct or indirect financial interest in the operation of the Plan or related agreements (the "Dis-interested Directors"), by votes cast in person at a meeting called for the purpose of voting on the Plan. Such approval included a determination that in the exercise of their reasonable business judgement and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit such Fund and its shareholders. The Plan has also been approved by a vote of at least a majority of each of such Funds' (or applicable class of such Funds) outstanding securities, as defined in the 1940 Act.

 1 To the extent that you provide distribution-related continuing personal shareholder services to customers who may, from time to time, directly or beneficially own shares of the Funds, including but not limited to, distributing sales literature, answering routine customer inquiries regarding the Funds, assisting customers in changing dividend options, accounting designation and addresses, and in enrolling into any of several special investment plans offered in connection with the purchase of the Fund's shares, assisting in the estabishment and maintenance of customer accounts and records and in the processing of purchase and redemption transactions, investing dividends and capital gains distributions automatically in shares and providing such other services as the Funds or the customer may reasonably request, we, solely as agent for the Funds, shall pay you a fee periodically or arrange for such fee to be paid to you.

 2 The fee paid with respect to each Fund will be calculated at the end of each payment period (as indicated in Schedule A) for each business day of the Fund during such payment period at the annual rate set forth in Schedule A as applied to the average net asset value of the shares of such Fund purchased or acquired through exchange on or after the Plan Calculation
    Date shown for such Fund on Schedule A. Fees calculated in this manner shall be paid to you only if your firm is the dealer of record at the close of business on the last business day of the applicable payment period, for the account in which such shares are held (the "Subject Shares"). In cases where Distributors has advanced payment to you of the first year's fee for shares sold at net asset value and subject to contingent deferred sales charge, no additional payments will be made to you during the first year the Subject Shares are held.

 3 The total of the fees calculated for all of the Funds listed on Schedule A for any period with respect to which calculations are made shall be paid to you within 45 days after the close of such period.

 4 We reserve the right to withhold payment with respect to the Subject Shares purchased by you and redeemed or repurchased by the Fund or by us as Agent within seven (7) business days after the date of our confirmation of such purchase. We reserve the right at any time to impose minimum fee payment requirements before any periodic payments will be made to you hereunder.

 5 This Agreement does not require any broker-dealer to provide transfer agency and recordkeeping related services as nominee for its customers.

 6 You shall furnish us and the Funds with such information as shall reasonably be requested either by the directors of the Funds or by us with respect to the fees paid to you pursuant to this Agreement.

 7 We shall furnish the directors of the Funds, for their review on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

 8 Neither you nor any of your employees or agents are authorized to make any representation concerning shares of the Funds except those contained in the then current Prospectus for the Funds, and you shall have no authority to act as agent for the Funds or for Distributors.

 9 We may enter into other similar Shareholder Service Agreements with any other person without your consent.

10 This Agreement and Schedule A may be amended at any time without your consent by Distributors mailing a copy of an amendment to you at the address set forth below. Such amendment shall become effective on the date specified in such amendment unless you elect to terminate this Agreement within thirty (30) days of your receipt of such amendment.

11 This Agreement may be terminated with respect to any Fund at any time without payment of any penalty by the vote of a majority of the directors of such Fund who are Dis-interested Directors or by a vote of a majority of the Fund's outstanding shares, on sixty (60) days' written notice. It will be terminated by any act which terminates either the Fund's Distribution Agreement with us, the Selected Dealer Agreement between your firm and us or the Fund's Distribution Plan, and in any event, it shall terminate automatically in the event of its assignment as that term is defined in the 1940 Act.

12 The provisions of the Distribution Agreement between any Fund and us, insofar as they relate to the Plan, are incorporated herein by reference. This Agreement shall become effective upon execution and delivery hereof and shall continue in full force and effect as long as the continuance of the Plan and this related Agreement are approved at least annually by a vote of the directors, including a majority of the Dis-interested Directors, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the address of Distributors as shown at the bottom of this Agreement. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

13 You represent that you provide to your customers who own shares of the Funds personal services as defined from time to time in applicable regulations of the National Association of Securities Dealers, Inc., and that you will continue to accept payments under this Agreement only so long as you provide such services.

14 This Agreement shall be construed in accordance with the laws of the State of Texas.

                             A I M DISTRIBUTORS, INC.

                                   /S/ MICHAEL J. CEMO
Date:________________        By: X____________________________________________


The undersigned agrees to abide by the foregoing terms and conditions.

Date:________________        By: X____________________________________________
                                   Signature

                                  ____________________________________________
                                   Print Name                  Title

                                  ____________________________________________
                                   Dealer's Name

                                  ____________________________________________
                                   Address

                                  ____________________________________________
                                   City             State              Zip

                             Please sign both copies and return one copy of each to:

                             A I M Distributors, Inc.
                             11 Greenway Plaza, Suite 1919
                             Houston, Texas 77046-1173

                                 SCHEDULE "A"
[LOGO APPEARS HERE]              SHAREHOLDER SERVICE AGREEMENT
A I M Distributors, Inc.


          Fund                                 Fee Rate*        Plan Calculation Date
-------------------------------------------------------------------------------------
AIM Aggressive Growth Fund A Shares              0.25           July 1, 1992
AIM Balanced Fund A Shares                       0.25           October 18, 1993
AIM Balanced Fund B Shares                       0.25           October 18, 1993
AIM Charter Fund A Shares                        0.25           November 18, 1986
AIM Charter Fund B Shares                        0.25           June 15, 1995
AIM Constellation Fund A Shares                  0.25           September 9, 1986
AIM Global Aggressive Growth Fund A Shares       0.50           September 15, 1994
AIM Global Aggressive Growth Fund B Shares       0.25           September 15, 1994
AIM Global Growth Fund A Shares                  0.50           September 15, 1994
AIM Global Growth Fund B Shares                  0.25           September 15, 1994
AIM Global Income Fund A Shares                  0.25           September 15, 1994
AIM Global Income Fund B Shares                  0.25           September 15, 1994
AIM Intermediate Government Fund A Shares        0.25           July 1, 1992
AIM Intermediate Government Fund B Shares        0.25           September 1, 1993
AIM Growth Fund A Shares                         0.25           July 1, 1992
AIM Growth Fund B Shares                         0.25           September 1, 1993
AIM High Yield Fund A Shares                     0.25           July 1, 1992
AIM High Yield Fund B Shares                     0.25           September 1, 1993
AIM Income Fund A Shares                         0.25           July 1, 1992
AIM Income Fund B Shares                         0.25           September 1, 1993
AIM International Equity Fund A Shares           0.25           May 21, 1992
AIM International Equity Fund B Shares           0.25           September 15, 1994
AIM Limited Maturity Treasury Shares             0.15           December 2, 1987
AIM Money Market Fund A Shares                   0.25           October 18, 1993
AIM Money Market Fund B Shares                   0.25           October 18, 1993
AIM Money Market Fund C Shares                   0.25           October 18, 1993
AIM Municipal Bond Fund A Shares                 0.25           July 1, 1992
AIM Municipal Bond Fund B Shares                 0.25           September 1, 1993
AIM Tax-Exempt Bond Fund of Connecticut          0.25           July 1, 1992
AIM Tax-Exempt Cash Fund                         0.10           July 1, 1992
AIM Global Utilities Fund A Shares               0.25           July 1, 1992
AIM Global Utilities Fund B Shares               0.25           September 1, 1993
AIM Value Fund A Shares                          0.25           July 1, 1992
AIM Value Fund B Shares                          0.25           October 18, 1993
AIM Weingarten Fund A Shares                     0.25           September 9, 1986
AIM Weingarten Fund B Shares                     0.25           June 15, 1995


*Frequency of Payments: Quarterly, B share payments begin after an initial
 12 month holding period.

Minimum Payments: $50 (with respect to all funds in the aggregate.)

No payment pursuant to this Schedule is payable to a dealer, bank or other service provider for the first year with respect to sales of $1 million or more, at no load, in cases where A I M Distributors, Inc. has advanced the service fee to the dealer, bank or other service provider.

                                                                      EXHIBIT B


[LOGO APPEARS HERE]            BANK SHAREHOLDER
A I M Distributors, Inc.       SERVICE AGREEMENT



We desire to enter into an Agreement with A I M Distributors, Inc. (the "Company") acting as agent for the "AIM Funds", for servicing of our agency clients who are shareholders of, and the administration of such shareholder accounts in the shares of the AIM Funds (hereinafter referred to as the "Shares"). Subject to the Company's acceptance of this Agreement, the terms and conditions of this Agreement shall be as follows:

 1 We shall provide continuing personal shareholder and administration services for holders of the Shares who are also our clients. Such services to our clients may include, without limitation, some or all of the following: answering shareholder inquiries regarding the Shares and the AIM Funds; performing subaccounting; establishing and maintaining shareholder accounts and records; processing and bunching customer purchase and redemption transactions; providing periodic statements showing a shareholder's account balance and the integration of such statements with those of other transactions and balances in the shareholder's other accounts serviced by us; forwarding applicable AIM Funds prospectuses, proxy statements, reports and notices to our clients who are holders of Shares; and such other administrative services as you reasonably may request, to the extent we are permitted by applicable statute, rule or regulations to provide such services. We represent that we shall accept fees hereunder only so long as we continue to provide personal shareholder services to our clients.

 2 Shares purchased by us as agents for our clients will be registered (choose one) (in our name or in the name or in the name of our nominee) (in the names of our clients). The client will be the beneficial owner of the Shares purchased and held by us in accordance with the client's instructions and the client may exercise all applicable rights of a holder of such Shares. We agree to transmit to the AIM Funds' transfer agent in a timely manner, all purchase orders and redemption requests of our clients and to forward to each client any proxy statements, periodic shareholder reports and other communications received from the Company by us on behalf of our clients. The Company agrees to pay all out-of-pocket expenses actually incurred by us in connection with the transfer by us of such proxy statements and reports to our clients as required by applicable law or regulation. We agree to transfer record ownership of a client's Shares to the client promptly upon the request of a client. In addition, record ownership will be promptly transferred to the client in the event that the person or entity ceases to be our client.

 3  Within five (5) business days of placing a purchase order we agree to send
    (i) a cashiers check to the Company, or (ii) a wire transfer to the AIM Funds' transfer agent, in an amount equal to the amount of all purchase orders placed by us on behalf of our clients and accepted by the Company.

 4 We agree to make available to the Company, upon the Company's request, such information relating to our clients who are beneficial owners of Shares and their transactions in such Shares as may be required by applicable laws and regulations or as may be reasonably requested by the Company. The names of our customers shall remain our sole property and shall not be used by the Company for any other purpose except as needed for servicing and information mailings in the normal course of business to holders of the Shares.

 5 We shall provide such facilities and personnel (which may be all or any part of the facilities currently used in our business, or all or any personnel employed by us) as may be necessary or beneficial in carrying out the purposes of this Agreement.

 6 Except as may be provided in a separate written agreement between the Company and us, neither we nor any of our employees or agents are authorized to assist in distribution of any of the AIM Funds' shares except those contained in the then current Prospectus applicable to the Shares; and we shall have no authority to act as agent for the Company or the AIM Funds. Neither the AIM Funds, A I M Advisors, Inc. nor A I M Distributors, Inc. will be a party, nor will they be represented as a party, to any agreement that we may enter into with our clients.

 7 In consideration of the services and facilities described herein, we shall receive from the Company on behalf of the AIM Funds an annual service fee, payable at such intervals as may be set forth in Schedule A hereto, of a percentage of the aggregate average net asset value of the Shares owned beneficially by our clients during each payment period, as set forth in Schedule A hereto. We understand that this Agreement and the payment of such service fees has been authorized and approved by the Boards of Directors/Trustees of the AIM Funds, and is subject to limitations imposed by the National Association of Securities Dealers, Inc. In cases where the Company has advanced payments to us of the first year's fee for shares sold with a contingent deferred sales charge, no payments will be made to us during the first year the subject Shares are held.

 8 The AIM Funds reserve the right, at their discretion and without notice, to suspend the sale of any Shares or withdraw the sale of Shares.

 9 We understand that the Company reserves the right to amend this Agreement or Schedule A hereto at any time without our consent by mailing a copy of an amendment to us at the address set forth below. Such amendment shall become effective on the date specified in such amendment unless we elect to terminate this Agreement within thirty (30) days of our receipt of such amendment.

10 This Agreement may be terminated at any time by the Company on not less than 15 days' written notice to us at our principal place of business. We, on 15 days' written notice addressed to the Company at its principal place of business, may terminate this Agreement, said termination to become effective on the date of mailing notice to us of such termination. The Company's failure to terminate for any cause shall not constitute a waiver of the Company's right to terminate at a later date for any such cause. This Agreement shall terminate automatically in the event of its assigment, the term "assignment" for this purpose having the meaning defined in
    Section 2(a)(4) of the Investment Company Act of 1940, as amended.

11 All communications to the Company shall be sent to it at Eleven Greenway Plaza, Suite 1919, Houston, Texas, 77046-1173. Any notice to us shall be duly given if mailed or telegraphed to us at this address shown on this Agreement.

12 This Agreement shall become effective as of the date when it is executed and dated below by the Company. This Agreement and all rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Texas.

                             A I M DISTRIBUTORS, INC.

                                   /S/ MICHAEL J. CEMO
Date:________________        By: X____________________________________________


The undersigned agrees to abide by the foregoing terms and conditions.

Date:________________        By: X____________________________________________
                                   Signature

                                  ____________________________________________
                                   Print Name                  Title

                                  ____________________________________________
                                   Dealer's Name

                                  ____________________________________________
                                   Address

                                  ____________________________________________
                                   City             State              Zip

                             Please sign both copies and return one copy of each to:

                             A I M Distributors, Inc.
                             11 Greenway Plaza, Suite 1919
                             Houston, Texas 77046-1173

                                 SCHEDULE "A" TO BANK
[LOGO APPEARS HERE]          SHAREHOLDER SERVICE AGREEMENT
A I M Distributors, Inc.


          Fund                                 Fee Rate*        Plan Calculation Date
-------------------------------------------------------------------------------------
AIM Aggressive Growth Fund A Shares              0.25           July 1, 1992
AIM Balanced Fund A Shares                       0.25           October 18, 1993
AIM Balanced Fund B Shares                       0.25           October 18, 1993
AIM Charter Fund A Shares                        0.25           November 18, 1986
AIM Charter Fund B Shares                        0.25           June 15, 1995
AIM Constellation Fund A Shares                  0.25           September 9, 1986
AIM Global Aggressive Growth Fund A Shares       0.50           September 15, 1994
AIM Global Aggressive Growth Fund B Shares       0.25           September 15, 1994
AIM Global Growth Fund A Shares                  0.50           September 15, 1994
AIM Global Growth Fund B Shares                  0.25           September 15, 1994
AIM Global Income Fund A Shares                  0.25           September 15, 1994
AIM Global Income Fund B Shares                  0.25           September 15, 1994
AIM Intermediate Government Fund A Shares        0.25           July 1, 1992
AIM Intermediate Government Fund B Shares        0.25           September 1, 1993
AIM Growth Fund A Shares                         0.25           July 1, 1992
AIM Growth Fund B Shares                         0.25           September 1, 1993
AIM High Yield Fund A Shares                     0.25           July 1, 1992
AIM High Yield Fund B Shares                     0.25           September 1, 1993
AIM Income Fund A Shares                         0.25           July 1, 1992
AIM Income Fund B Shares                         0.25           September 1, 1993
AIM International Equity Fund A Shares           0.25           May 21, 1992
AIM International Equity Fund B Shares           0.25           September 15, 1994
AIM Limited Maturity Treasury Shares             0.15           December 2, 1987
AIM Money Market Fund A Shares                   0.25           October 18, 1993
AIM Money Market Fund B Shares                   0.25           October 18, 1993
AIM Money Market Fund C Shares                   0.25           October 18, 1993
AIM Municipal Bond Fund A Shares                 0.25           July 1, 1992
AIM Municipal Bond Fund B Shares                 0.25           September 1, 1993
AIM Tax-Exempt Bond Fund of Connecticut          0.25           July 1, 1992
AIM Tax-Exempt Cash Fund                         0.10           July 1, 1992
AIM Global Utilities Fund A Shares               0.25           July 1, 1992
AIM Global Utilities Fund B Shares               0.25           September 1, 1993
AIM Value Fund A Shares                          0.25           July 1, 1992
AIM Value Fund B Shares                          0.25           October 18, 1993
AIM Weingarten Fund A Shares                     0.25           September 9, 1986
AIM Weingarten Fund B Shares                     0.25           June 15, 1995


*Frequency of Payments: Quarterly, B share payments begin after an initial
 12 month holding period.

Minimum Payments: $50 (with respect to all funds in the aggregate.)

No payment pursuant to this Schedule is payable to a dealer, bank or other service provider for the first year with respect to sales of $1 million or more, at no load, in cases where A I M Distributors, Inc. has advanced the service fee to the dealer, bank or other service provider.

                                                                      EXHIBIT C
                           SERVICE AGREEMENT FOR
                            CERTAIN RETIREMENT PLANS
                          (THE AIM FAMILY OF FUNDS(R))


         This Agreement is entered into as of the ____ of _____________________, 19_____, between __________________ _ (the "Plan Provider") and A I M
Distributors, Inc. (the "Distributor").

                                    RECITAL

         Plan Provider acts as [trustee/servicing agents], for defined contribution plans [or other comparable retirement plans], Plan Provider invests and reinvests the Plans' assets as specified by an investment adviser, sponsor or administrative committee of the Plan (a "Plan Representative") generally upon the direction of Plan beneficiaries ("Participants").

         Plan Provider and Distributor desire to facilitate the purchase and redemption of shares (the "Shares") of the funds listed on Exhibit A hereto (the "Fund" or "Funds"), registered investment companies distributed by Distributor, on behalf of the Plans, through one or more accounts (not to exceed one per Plan) in each Fund (individually an "Account" and collectively the "Accounts"), subject to the terms and conditions of this Agreement. Distributor shall, on behalf of the Funds, pay to Plan Provider a fee in accordance with Exhibit A hereto.

                                   AGREEMENT

1.       Pricing Information

         Each Fund or its designee will furnish Plan Provider on each business day that the New York Stock Exchange is open for business ("Business Day"), with (i) net asset value information as of the close of trading (currently 4:15 p.m. Eastern Time) on the New York Stock Exchange or as at such later times at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading"), (ii) dividend and capital gains information as it becomes available, and
         (iii) in the case of income Funds, the daily accrual or interest rate factor (mil rate). The Funds shall use their best efforts to provide such information to Plan Provider by [5:00 p.m. - 6:00 p.m.] Central Time on the same Business Day.

2.       Orders and Settlement

         Plan Provider will calculate order allocations among designated investment media and transmit to Distributor orders to purchase or redeem Shares for specified Accounts. Plan Provider agrees that orders for net purchases or net redemptions of Shares derived from instructions received in proper form by Plan Provider from Plan Representatives prior to the Close of Trading on any given Business Day will be processed that same evening and transmitted to Distributor or its designee by [9:00 a.m. - 10:00 a.m.] Central Time on the following Business Day. Plan Provider agrees that payment for net purchases of Shares attributable to all orders executed for the Accounts on a given Business Day will be wired by Plan Provider or its designee no later than [2:00 p.m. - closing of fed. wire] Central Time to a custodial account designated by Distributor. Distributor agrees that payment for net redemptions of Shares attributable to all orders executed for the Accounts on a given Business Day will be wired by Distributor on the next Business Day after such redemption orders are transmitted to Distributor or its designee no later than [the close of business on the next Business Day] [the close of business on the day after the next Business Day] to an account designated by Plan Provider.

         Subject to Plan Provider's compliance with the foregoing, Plan Provider will be considered agent for the Funds and the Business Day on which instructions are received in proper form by Plan Provider from Participants or Plan Representatives by the Close of Trading will be the date as of which Shares will be purchased and redeemed as a result of such instructions. Plan Provider will time and date stamp instructions received from Participants or Plan Representatives [or Plan Provider will create and maintain comparable electronic form of such instructions] and will make such instructions and other records relating to the services performed hereunder (the "Services") available for audit by Distributor's auditors upon request. Instructions received in proper form by Plan Provider from Participants or Plan Representatives after the Close of Trading on any given Business Day shall be treated as if received on the next following Business Day. Dividends and capital gains distributions will be automatically reinvested on payable date at net asset value in accordance with each Fund's then current prospectus.

[3.      Price Errors

         (a) In the event adjustments are required to correct any error in the computation of the net asset value of Shares, the Distributor shall notify the Plan Provider as soon as practicable after discovering the need for those adjustments which result in a reimbursement to an Account in accordance with such Fund's then current policies on reimbursement.
                 Notification may be made orally or in writing.   Such
                 notification must state for each day for which an error occurred the incorrect price, the correct price, and, to the extent communicated to the Fund's shareholders, the reason for the price change.

         (b) If an Account received amounts in excess of the amounts to which it otherwise would have been entitled prior to an adjustment for an error, Plan Provider, when requested by the Distributor, will use reasonable efforts to collect such excess amounts from the Plan.

         (c) If an adjustment is to be made in accordance with subsection 3(a) above to correct an error which has caused an Account to receive an amount less than that to which it is entitled, the Distributor or its affiliates shall make all necessary adjustments (within the parameters specified in subsection 3(a)) to the number of Shares owned in the Account and distribute to the Plan Provider the amount of such underpayment for credit to the Plans.]

[4.]     Participant Recordkeeping

         Recordkeeping and other services to Plan Participants shall be the responsibility of the recordkeeper for the Plans and shall not be the responsibility of the Distributor or its transfer agent. Distributor will recognize each Plan as a single shareholder and as an unallocated account in the Funds, and will not maintain separate accounts for Plan participants.

[5.]     Account Information

         Distributor will provide Plan Provider (a) daily confirmations of
Account activity within five        Business Days after each day on which a
purchase or redemption of Shares is effected          for the particular
Account, (b) if requested by Plan Provider, [quarterly] statements detailing activity in each Account within fifteen Business Days after the end of each
[quarter], and          (c) such other reports as may be reasonably requested
by Plan Provider.

[6.]     Maintenance of Records

         Each party shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Services and in making Shares available to the Plans. Upon the request of Distributor, the Plan Provider shall provide copies of all records relating to the Funds as may reasonably be requested to enable the Funds or their representatives to comply with any request of a governmental body or self-regulatory organization.

[7.]     Compliance with Laws

         At all times Plan Provider shall comply with all laws, rules and regulations applicable to it by virtue of entering into this Agreement, including but not limited to those applicable to a transfer agent under the Federal securities laws[, including, without limitation, all prospectus delivery requirements]. The parties agree that Plan Provider may satisfy prospectus delivery requirements by sub-contracting with Plan Representatives. At all times, Distributor and the Funds shall comply with all laws, rules and regulations applicable to them by virtue of entering into this Agreement. [The Plan Provider and Plan Representatives, and not the Distributor shall take such action as may be necessary so that the transactions contemplated by this Service Agreement shall not be "Prohibited Transactions" under section 406 of the Employee Retirement Income Security Act of 1974, or section 4975 of the Internal Revenue Code.]

[8.]     Representations with Respect to the Distributor and the Funds

         Plan Provider and its agents shall not make representations concerning a Fund or Shares except those contained in the then current prospectus of such Fund, in current sales literature furnished by Distributor to Plan Provider [, in publicly available databases, such as those databases created by Standard & Poor's Corporation and Morningstar,] and in current sales literature created by Plan Provider and submitted to and approved in writing by Distributor prior to its use.

[9.]     Expenses

         (a) Each party shall bear all expenses incidental to the performance of its obligations under this Agreement.

         (b) Each Fund shall pay the cost of registration of its shares with the Securities and Exchange Commission and in states where required. Each Fund shall distribute or cause to be distributed to Plan Provider its proxy material, periodic Fund reports to shareholders and other material as such Fund may require to be sent to shareholders. The cost of preparing and printing this material shall be paid by the applicable Fund or Distributor, and the cost of distributing such items shall be borne by Plan Provider or the Plan(s) Representatives.

[10.]    Relationship of Parties

         Except to the extent provided in Section 2, it is understood and agreed that all Services performed hereunder by Plan Provider shall be as an independent contractor and not as an employee or agent of Distributor or any of the Funds, and none of the parties shall hold itself out as an agent of any other party with the authority to bind such party.

[11.]    Use of Names

         [Except as otherwise expressly provided for in this Agreement, Plan Provider shall not use, nor shall it allow its employees or agents to use, the name or logo of Distributor or the Funds, any affiliate of Distributor, or any products or services sponsored, managed, advised, administered, or distributed by Distributor or any of its affiliates, for advertising, trade, or other commercial or noncommercial purposes without the express prior written consent of Distributor. Except as otherwise expressly provided for in this Agreement, neither Distributor nor the Funds shall allow its employees or agents to use the name or logo of Plan Provider, any affiliate of Plan Provider, or any products or services sponsored or offered by Plan Provider or any of its affiliates, for advertising, trade, or other commercial or noncommercial purposes without the express prior written consent of Plan Provider.]

         [We will not, without the prior written approval of Distributor, make public references to A I M Management Group Inc. or any of its subsidiaries, or to the Funds or their availability at net asset value. For purposes of this provision, the public does not include our representatives who are actively engaged in promoting this product. Any brochure or other communication to the public that mentions the Funds shall be submitted to the compliance officer of Distributor, or its affiliates, for his written approval prior to our use. We shall provide copies to Distributor's or its affiliates' compliance officer of any of our regulatory filings that include any reference to A I M Management Group Inc. or its subsidiaries or the Funds. If we should make unauthorized references or representations, we agree to indemnify and hold harmless the Funds, A I M Management Group Inc. and its subsidiaries from any claims, losses, expenses or liability arising in any way out of or connected in any way with such references or representations.]

[12.]    Termination

         (a) This Agreement may be terminated with respect to any Fund at any time without payment of any penalty by the vote of a majority of the directors of such Fund who are "disinterested directors", as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), or by a vote of a majority of the Fund's outstanding shares, on sixty (60) days' written notice. It will be terminated by any act which terminates either the Fund's distribution agreement with the Distributor, or any related agreement thereunder, and in any event, it shall terminate automatically in the event of its assignment as that term is defined in the 1940 Act.

         [(b) Either party may terminate this Agreement upon sixty (60) days' prior written notice to the other party.]

         [(c) Each party may terminate this Agreement on 90 days' written notice to the other party; provided, however, that (i) any such termination shall not affect a Fund's obligation to maintain accounts in the names of the Plans which selected such Fund as an investment option and (ii) after termination by the Funds, no fee shall be due with respect to any shares of the Funds that are purchased and held by the Plans after the date of termination, except that the Funds shall be obligated to continue to pay Plan Provider fees, if any, as set forth in Exhibit A to this Agreement as to shares of the Funds held by the Plans as of the date of termination for so long as such shares continue to be held by the Plans and Plan Provider continues to provide services to such Plans as contemplated by this Agreement. This Agreement shall remain in effect to the extent necessary for each party to perform its obligations with respect to shares of the Funds for which a fee, if any, continues to be due subsequent to such termination. [It is understood that if a Plan states in writing that Plan Provider may no longer perform the services contemplated by this Agreement, then this Agreement shall terminate with respect to such Plan 60 days after receipt of such notice by Plan Provider.]]

[13.]    Indemnification

         (a) Plan Provider agrees to indemnify and hold harmless the Distributor, its affiliates, the Funds, the Funds' investment advisers, and each of their directors, officers, employees, agents and each person, if any, who controls them within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), (the "Distributor Indemnitees") against any losses, claims, damages, liabilities or expenses to which a Distributor Indemnitee may become subject insofar as those losses, claims, damages, liabilities or expenses or actions in respect thereof, arise out of or are based upon (i) Plan Provider's negligence or willful misconduct in performing the Services, (ii) any breach by Plan Provider of any material provision of this Agreement, or (iii) any breach by Plan Provider of a representation, warranty or covenant made in this Agreement; and Plan Provider will reimburse the Distributor Indemnitee for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending such loss, claim or action. This indemnity agreement will be in addition to any liability which Plan Provider may otherwise have.

         (b) Distributor agrees to indemnify and hold harmless Plan Provider and its affiliates, and each of its directors, officers, employees, agents and each person, if any, who controls Plan Provider within the meaning of the Securities Act (the "Plan Provider Indemnitees") against any losses, claims, damages, liabilities or expenses to which a Plan Provider Indemnitee may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or Prospectus of a Fund, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading, (ii) any breach by Distributor of any material provision of this Agreement, (iii) Distributor's negligence or willful misconduct in carrying out its duties and responsibilities under this Agreement, or (iv) any breach by Distributor of a representation, warranty or covenant made in this Agreement; and Distributor will reimburse the Plan Provider Indemnitees for any legal or other expenses reasonably incurred, as incurred, by them, in connection with investigating or defending any such loss, claim or action. This indemnity agreement will be in addition to any liability which Distributor may otherwise have.

         [(c) If any third party threatens to commence or commences any action for which one party (the "Indemnifying Party") may be required to indemnify another person hereunder (the "Indemnified Party"), the Indemnified Party shall promptly give notice thereof to the Indemnifying Party. The Indemnifying Party shall be entitled, at its own expense and without limiting its obligations to indemnify the Indemnified Party, to assume control of the defense of such action with counsel selected by the Indemnifying Party which counsel shall be reasonably satisfactory to the Indemnified Party. If the Indemnifying Party assumes the control of the defense, the Indemnified Party may participate in the defense of such claim at its own expense. Without the prior written consent of the Indemnified Party, which consent shall not be withheld unreasonably, the Indemnifying Party may not settle or compromise the liability of the Indemnified Party in such action or consent to or permit the entry of any judgment in respect thereof unless in connection with such settlement, compromise or consent each Indemnified Party receives from such claimant an unconditional release from all liability in respect of such claim.]


[14.]    Notice

         Each notice required by this Agreement shall be given in writing and delivered personally or mailed by certified mail or courier service to the other party at the following address or such other address as each party may give notice to the other.

                 If to Plan Provider, to:
                          [Insert Address]

                 If to Distributor or any Fund, to:

                          Michael J. Cemo, President
                          A I M Distributors, Inc.
                          11 Greenway Plaza, Suite 1919
                          Houston, Texas  77046

                          [and

                          J. Abbott Sprague, President
                          Fund Management Company
                          11 Greenway Plaza, Suite 1919
                          Houston, Texas  77046]

                 with a copy to the General Counsel of Distributor.

[15.]    Governing Law

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas [or other applicable state law] applicable to agreements fully executed and to be performed therein.

[16.]    Additional Representations, Warranties and Covenants

         Each party represents that it is free to enter into this Agreement and that by doing so it will not breach or otherwise impair any other agreement or understanding with any other person, corporation or other entity. Plan Provider further represents, warrants, and covenants that:

         (a) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement and the person executing this Agreement on its behalf is duly authorized and empowered to execute and deliver this Agreement;

         (b) [it is registered as a transfer agent pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or is exempt from such registration;]

         (c) the arrangements provided for in this Agreement will be disclosed to the Plan Representatives;

         [(d) it is registered as a broker-dealer under the 1934 Act or any applicable state securities laws, or, including as a result of entering into and performing the services set forth in this Agreement, is exempt from such registration.]

         [(e) this Agreement, when executed and delivered, shall constitute the valid, legal and binding obligation of Plan Provider, enforceable in accordance with its terms;]

         Distributor further represents, warrants and covenants, that:

                 (a) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement and the person executing this Agreement on its behalf is duly authorized and empowered to execute and deliver this Agreement;

                 (b) it is registered as a broker-dealer under the 1934 Act and any applicable state securities laws;

                 (c) the Funds' advisor(s) are registered as an investment adviser under the Investment Advisers Act of 1940, the Funds are registered as investment companies under the Investment Company Act of 1940 and Fund Shares are registered under the Securities Act of 1933;

                 [(d) this Agreement, when executed and delivered, shall constitute the valid, legal and binding obligation of Distributor, enforceable in accordance with its terms;]

                 [(e) the Funds conduct business on all days on which the New York Stock Exchange is open for business;]

                 [(f) the Plans may place instructions on each and every Business Day, without regard to the number or market value of transactions placed in any prior time periods;]

                 [(g) the registration statement and prospectus for each Fund comply in all material respects with federal and state securities laws;]

                 [(h) in the event a Fund or Funds is selected by a Plan as an investment option for such Plan's assets, Distributor shall cooperate with such Plan and with Plan provider to establish in a timely and orderly manner such investment relationship.]

[17.]    Complete Agreement

         This Agreement contains the full and complete understanding of the parties and supersedes all prior representations, promises, statements, arrangements, agreements, warranties and understandings between the parties with respect to the subject matter hereof, whether oral or written, express or implied.

[18.]    Modification

         This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by each of the parties.

[19.]    Counterparts

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

[20.]    Assignment

         Subject to the provisions of Paragraph [12] herein, this Agreement shall not be assigned by a party hereto, without the prior written consent of the other parties hereto, except that a party may assign this Agreement to an affiliate having the same ultimate ownership as the assigning party without such consent.

[21.]    Survival

         The provisions of Sections [6, 11, and 13] shall survive termination of this Agreement.

[22.]    Non-Exclusivity

         Each of the parties acknowledges and agrees that this Agreement and the arrangement described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of this __ ___ day of ______________________, 19_____.


                                 [PLAN PROVIDER]


                                 By:
                                     -------------------------------------------
                                 Print Name:
                                             -----------------------------------
                                 Title:
                                        ----------------------------------------



                                 A I M DISTRIBUTORS, INC.


                                 By:
                                     -------------------------------------------
                                 Print Name:
                                             -----------------------------------
                                 Title:
                                        ----------------------------------------

                                   EXHIBIT A


                    [List Applicable Funds and Fees Payable]

  (Note: No Class B shares or Class C shares may be offered pursuant to this
                                  Agreement.)





[Distributor or its affiliates shall calculate the amount of quarterly payment and shall deliver to Plan Provider a quarterly statement showing the calculation of the quarterly amounts payable to Plan Provider. Payment to Plan Provider shall occur within 30 days following the end of each quarter. All parties agree that the payments referred to herein are for record keeping and administrative services only and are not for legal, investment advisory or distribution services.]

[Distributor or its affiliates, on behalf of the Fund(s), will pay a sub-transfer agency fee to Plan Provider in the amount of [$.01 - $10.00] per subaccount per year, payable within 30 days following the end of each calendar quarter. Plan Provider will provide to Distributor the number of subaccounts subject to the sub-transfer agency fee within [5 - 10] business days after the end of each calendar quarter.]

[LOGO APPEARS HERE]            A I M DISTRIBUTORS, INC.                EXHIBIT D
A I M Distributors, Inc.       SHAREHOLDER SERVICE AGREEMENT

                              (BANK TRUST DEPARTMENTS)


                                              _________________________, 19_____

A I M Distributors, Inc.
11 Greenway Plaza, Suite 1919
Houston, Texas  77046-1173

Gentlemen:

       We desire to enter into an Agreement with A I M Distributors, Inc. ("AIM Distributors") as agent on behalf of the funds listed on Schedule A hereto (the "Funds"), for the servicing of our clients who are shareholders of, and the administration of accounts in, the Funds. We understand that this Shareholder Service Agreement (the "Agreement") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act") by each of the Funds, under a Distribution Plan (the "Plan") adopted pursuant to said Rule, and is subject to applicable rules of the National Association of Securities Dealers, Inc. ("NASD"). This Agreement defines the services to be provided by us for which we are to receive payments pursuant to the Plan. The Plan and the Agreement have been approved by a majority of the directors or trustees of the applicable Fund, including a majority of directors or trustees who are not interested persons of the applicable Fund, and who have no direct or indirect financial interest in the operation of the Plan or related agreements, by votes cast in person at a meeting called for the purpose of voting on the Plan. Such approval included a determination by the directors or trustees of the applicable Fund, in the exercise of their reasonable business judgement and in light of their fiduciary duties, that there is a reasonable likelihood that the Plan will benefit the Fund and the holders of its Shares. The terms and conditions of this Agreement shall be as follows:

1. To the extent that we provide continuing personal shareholder services and administrative support services to our customers who may from time to time own shares of the Funds of record or beneficially, including but not limited to, forwarding sales literature, answering routine customer inquiries regarding the Funds, assisting customers in changing dividend options, account designations and addresses, and in enrolling into any of several special investment plans offered in connection with the purchase of the Funds' shares, assisting in the establishment and maintenance of customer accounts and records and in the processing of purchase and redemption transactions, investing dividends and capital gains distributions automatically in shares of the Funds and providing such other services as AIM Distributors or the customer may reasonably request, you shall pay us a fee periodically. We represent that we shall accept fees hereunder only so long as we continue to provide such personal shareholder services.

2. We agree to transmit to AIM Distributors in a timely manner, all purchase orders and redemption requests of our clients and to forward to each client all proxy statements, periodic shareholder reports and other communications received from AIM Distributors by

Shareholder Service Agreement                                            Page 2
(Bank Trust Departments)


       us relating to shares of the Funds owned by our clients. AIM Distributors, on behalf of the Funds, agrees to pay all out-of-pocket expenses actually incurred by us in connection with the transfer by us of such proxy statements and reports to our clients as required under applicable laws or regulations.

3. We agree to make available upon AIM Distributors's request, such information relating to our clients who are beneficial owners of Fund shares and their transactions in such shares as may be required by applicable laws and regulations or as may be reasonably requested by AIM Distributors.

4. We agree to transfer record ownership of a client's Fund shares to the client promptly upon the request of a client. In addition, record ownership will be promptly transferred to the client in the event that the person or entity ceases to be our client.

5. Neither we nor any of our employees or agents are authorized to make any representation to our clients concerning the Funds except those contained in the then current prospectuses applicable to the Funds, copies of which will be supplied to us by AIM Distributors; and we shall have no authority to act as agent for any Fund or AIM Distributors. Neither a Fund, nor A I M Advisors, Inc. ("AIM") will be a party, nor will they be represented as a party, to any agreement that we may enter into with our clients and neither a Fund nor AIM shall participate, directly or indirectly, in any compensation that we may receive from our clients in connection with our acting on their behalf with respect to this Agreement.

6. In consideration of the services and facilities described herein, we shall receive a maximum annual service fee and asset-based sales charge, payable monthly, as set forth on Schedule A hereto. We understand that this Agreement and the payment of such service fees and asset-based sales charge has been authorized and approved by the Board of Directors or Trustees of the applicable Fund, and that the payment of fees thereunder is subject to limitations imposed by the rules of the NASD.

7. AIM Distributors reserves the right, in its discretion and without notice, to suspend the sale of any Fund or withdraw the sale of shares of a Fund, or upon notice to us, to amend this Agreement. We agree that any order to purchase shares of the Funds placed by us after notice of any amendment to this Agreement has been sent to us shall constitute our agreement to any such amendment.

8. All communications to AIM Distributors shall be duly given if mailed to A I M Distributors, Inc., 11 Greenway Plaza, Suite 1919, Houston, Texas 77046-1173. Any notice to us shall be duly given if mailed to us at the address specified by us in this Agreement or to such other address as we shall have designated in writing to AIM Distributors.

9. This Agreement may be terminated at any time by AIM Distributors on not less than 60 days' written notice to us at our principal place of business. We, on 60 days' written notice addressed to AIM Distributors at its principal place of business, may terminate this

Shareholder Service Agreement                                            Page 3
(Bank Trust Departments)



       Agreement. AIM Distributors may also terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. AIM Distributors's failure to terminate for any cause shall not constitute a waiver of AIM Distributors's right to terminate at a later date for any such cause. This Agreement may be terminated with respect to any Fund at any time by the vote of a majority of the directors or trustees of such Fund who are disinterested directors or by a vote of a majority of the Fund's outstanding shares, on not less than 60 days' written notice to us at our principal place of business. This Agreement will be terminated by any act which terminates a Fund's Distribution Agreement with AIM Distributors, the Agreement for Purchase of Shares of The AIM Family of Funds(R) between us and AIM Distributors or a Fund's Distribution Plan, and in any event, it shall terminate automatically in the event of its assignment by us, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the 1940 Act.

10. We represent that our activities on behalf of our clients and pursuant to this Agreement either (i) are not such as to require our registration as a broker-dealer in the state(s) in which we engage in such activities, or (ii) we are registered as a broker-dealer in the state(s) in which we engage in such activities. We represent that we are registered as a broker-dealer with the NASD if required under applicable law.

11. This Agreement and the Agreement for Purchase of Shares of The AIM Family of Funds(R) through Bank Trust Departments constitute the entire agreement between us and AIM Distributors and supersede all prior oral or written agreements between the parties hereto. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute the same instrument.

12. This Agreement and all rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Texas.

13. This Agreement shall become effective as of the date when it is executed and dated by AIM Distributors.

Shareholder Service Agreement                                             Page 4
(Bank Trust Departments)




     The undersigned agrees to abide by the foregoing terms and conditions.




                                           _____________________________________
                                           (Firm Name)

                                           _____________________________________
                                           (Address)

                                           _____________________________________
                                           City/State/Zip/County

                                           By: _________________________________

                                           Name:  ______________________________

                                           Title: ______________________________

                                           Dated: ______________________________



ACCEPTED:

A I M DISTRIBUTORS, INC.


By: ________________________________

Name: ______________________________

Title: _____________________________

Dated: _____________________________

                     Please sign both copies and return to:
                            A I M Distributors, Inc.
                         11 Greenway Plaza, Suite 1919
                           Houston, Texas 77046-1173

Shareholder Service Agreement                                          Page 5
(Bank Trust Departments)



                                 SCHEDULE A

          Funds                                                           Fees
          -----                                                           ----
AIM Equity Funds, Inc.
          AIM Charter Fund (Retail Class)
          AIM Constellation Fund (Retail Class)
          AIM Weingarten Fund (Retail Class)
         *AIM Aggressive Growth Fund

AIM Funds Group
          AIM Balanced Fund
          AIM Global Utilities Fund
          AIM Growth Fund
          AIM High Yield Fund
          AIM Income Fund
          AIM Intermediate Government Fund
          AIM Money Market Fund
          AIM Municipal Bond Fund
          AIM Value Fund

AIM International Funds, Inc.
          AIM International Equity Fund
          AIM Global Aggressive Growth Fund
          AIM Global Growth Fund
          AIM Global Income Fund

AIM Investment Securities Funds
          Limited Maturity Treasury Portfolio

AIM Tax-Exempt Funds, Inc.
          AIM Tax-Exempt Cash Fund
          AIM Tax-Exempt Bond Fund of Connecticut
          Intermediate Portfolio



__________________________________

     *Shares of AIM Aggressive Growth Fund may only be sold to current shareholders who maintain open accounts in AIM Aggressive Growth Fund.

[LOGO APPEARS HERE]            A I M DISTRIBUTORS, INC.
A I M Distributors, Inc.       SHAREHOLDER SERVICE AGREEMENT

                               (BROKERS FOR BANK TRUST DEPARTMENTS)


                                              _________________________, 19_____

A I M Distributors, Inc.
11 Greenway Plaza, Suite 1919
Houston, Texas  77046-1173

Gentlemen:

       We desire to enter into an Agreement with A I M Distributors, Inc. ("AIM Distributors") as agent on behalf of the funds listed on Schedule A hereto (the "Funds"), for the servicing of our clients who are shareholders of, and the administration of accounts in, the Funds. We understand that this Shareholder Service Agreement (the "Agreement") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act") by each of the Funds, under a Distribution Plan (the "Plan") adopted pursuant to said Rule, and is subject to applicable rules of the National Association of Securities Dealers, Inc. ("NASD"). This Agreement defines the services to be provided by us for which we are to receive payments pursuant to the Plan. The Plan and the Agreement have been approved by a majority of the directors or trustees of the applicable Fund, including a majority of directors or trustees who are not interested persons of the applicable Fund, and who have no direct or indirect financial interest in the operation of the Plan or related agreements, by votes cast in person at a meeting called for the purpose of voting on the Plan. Such approval included a determination by the directors or trustees of the applicable Fund, in the exercise of their reasonable business judgement and in light of their fiduciary duties, that there is a reasonable likelihood that the Plan will benefit the Fund and the holders of its Shares. The terms and conditions of this Agreement shall be as follows:

1. To the extent that we provide continuing personal shareholder services and administrative support services to our customers who may from time to time own shares of the Funds of record or beneficially, including but not limited to, forwarding sales literature, answering routine customer inquiries regarding the Funds, assisting customers in changing dividend options, account designations and addresses, and in enrolling into any of several special investment plans offered in connection with the purchase of the Funds' shares, assisting in the establishment and maintenance of customer accounts and records and in the processing of purchase and redemption transactions, investing dividends and capital gains distributions automatically in shares of the Funds and providing such other services as AIM Distributors or the customer may reasonably request, you shall pay us a fee periodically. We represent that we shall accept fees hereunder only so long as we continue to provide such personal shareholder services.

2. We agree to transmit to AIM Distributors in a timely manner, all purchase orders and redemption requests of our clients and to forward to each client all proxy statements, periodic shareholder reports and other communications received from AIM Distributors by

Shareholder Service Agreement                                             Page 2
(Brokers for Bank Trust Departments)


       us relating to shares of the Funds owned by our clients. AIM Distributors, on behalf of the Funds, agrees to pay all out-of-pocket expenses actually incurred by us in connection with the transfer by us of such proxy statements and reports to our clients as required under applicable laws or regulations.

3. We agree to transfer to AIM Distributors in a timely manner as set forth in the applicable prospectus, federal funds in an amount equal to the amount of all purchase orders placed by us and accepted by AIM Distributors. In the event that AIM Distributors fails to receive such federal funds on such date (other than through the fault of AIM Distributors), we shall indemnify the applicable Fund and AIM Distributors against any expense (including overdraft charges) incurred by the applicable Fund and/or AIM Distributors as a result of the failure to receive such federal funds.

4. We agree to make available upon AIM Distributors's request, such information relating to our clients who are beneficial owners of Fund shares and their transactions in such shares as may be required by applicable laws and regulations or as may be reasonably requested by AIM Distributors.

5. We agree to transfer record ownership of a client's Fund shares to the client promptly upon the request of a client. In addition, record ownership will be promptly transferred to the client in the event that the person or entity ceases to be our client.

6. Neither we nor any of our employees or agents are authorized to make any representation to our clients concerning the Funds except those contained in the then current prospectuses applicable to the Funds, copies of which will be supplied to us by AIM Distributors; and we shall have no authority to act as agent for any Fund or AIM Distributors. Neither a Fund, nor A I M Advisors, Inc. ("AIM") will be a party, nor will they be represented as a party, to any agreement that we may enter into with our clients and neither a Fund nor AIM shall participate, directly or indirectly, in any compensation that we may receive from our clients in connection with our acting on their behalf with respect to this Agreement.

7. In consideration of the services and facilities described herein, we shall receive a maximum annual service fee and asset-based sales charge, payable monthly, as set forth on Schedule A hereto. We understand that this Agreement and the payment of such service fees and asset-based sales charge has been authorized and approved by the Board of Directors or Trustees of the applicable Fund, and that the payment of fees thereunder is subject to limitations imposed by the rules of the NASD.

8. AIM Distributors reserves the right, in its discretion and without notice, to suspend the sale of any Fund or withdraw the sale of shares of a Fund, or upon notice to us, to amend this Agreement. We agree that any order to purchase shares of the Funds placed by us after notice of any amendment to this Agreement has been sent to us shall constitute our agreement to any such amendment.

9.     All communications to AIM Distributors shall be duly given if mailed to

Shareholder Service Agreement                                             Page 3
(Brokers for Bank Trust Departments)



       A I M Distributors, Inc., 11 Greenway Plaza, Suite 1919, Houston, Texas 77046-1173. Any notice to us shall be duly given if mailed to us at the address specified by us in this Agreement or to such other address as we shall have designated in writing to AIM Distributors.

10. This Agreement may be terminated at any time by AIM Distributors on not less than 60 days' written notice to us at our principal place of business. We, on 60 days' written notice addressed to AIM Distributors at its principal place of business, may terminate this Agreement. AIM Distributors may also terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. AIM Distributors's failure to terminate for any cause shall not constitute a waiver of AIM Distributors's right to terminate at a later date for any such cause. This Agreement may be terminated with respect to any Fund at any time by the vote of a majority of the directors or trustees of such Fund who are disinterested directors or by a vote of a majority of the Fund's outstanding shares, on not less than 60 days' written notice to us at our principal place of business. This Agreement will be terminated by any act which terminates a Fund's Distribution Agreement with AIM Distributors, the Selected Dealer Agreement between us and AIM Distributors or a Fund's Distribution Plan, and in any event, shall terminate automatically in the event of its assignment by us, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the 1940 Act.

11. We represent that our activities on behalf of our clients and pursuant to this Agreement either (i) are not such as to require our registration as a broker-dealer in the state(s) in which we engage in such activities, or (ii) we are registered as a broker-dealer in the state(s) in which we engage in such activities. We represent that we are registered as a broker-dealer with the NASD if required under applicable law.

12. This Agreement and all rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Texas. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute the same instrument. This Agreement shall not relieve us or AIM Distributors from any obligations either may have under any other agreements between us.

13. This Agreement shall become effective as of the date when it is executed and dated by AIM Distributors.

Shareholder Service Agreement                                             Page 4
(Brokers for Bank Trust Departments)




     The undersigned agrees to abide by the foregoing terms and conditions.




                                           _____________________________________
                                           (Firm Name)

                                           _____________________________________
                                           (Address)

                                           _____________________________________
                                           City/State/Zip/County

                                           By: _________________________________

                                           Name: _______________________________

                                           Title: ______________________________

                                           Dated: ______________________________



ACCEPTED:

A I M DISTRIBUTORS, INC.


By: ____________________________________

Name: __________________________________

Title: _________________________________

Dated: _________________________________

                     Please sign both copies and return to:
                            A I M Distributors, Inc.
                         11 Greenway Plaza, Suite 1919
                           Houston, Texas 77046-1173

Shareholder Service Agreement                                         Page 5
(Brokers for Bank Trust Departments)



                                   SCHEDULE A

          Funds                                                           Fees
          -----                                                           ----
AIM Equity Funds, Inc.
          AIM Charter Fund (Retail Class)
          AIM Constellation Fund (Retail Class)
          AIM Weingarten Fund (Retail Class)
         *AIM Aggressive Growth Fund

AIM Funds Group
          AIM Balanced Fund
          AIM Global Utilities Fund
          AIM Growth Fund
          AIM High Yield Fund
          AIM Income Fund
          AIM Intermediate Government Fund
          AIM Money Market Fund
          AIM Municipal Bond Fund
          AIM Value Fund

AIM International Funds, Inc.
          AIM International Equity Fund
          AIM Global Aggressive Growth Fund
          AIM Global Growth Fund
          AIM Global Income Fund

AIM Investment Securities Funds
          Limited Maturity Treasury Portfolio

AIM Tax-Exempt Funds, Inc.
          AIM Tax-Exempt Cash Fund
          AIM Tax-Exempt Bond Fund of Connecticut
          Intermediate Portfolio



__________________________________

     *Shares of AIM Aggressive Growth Fund may only be sold to current shareholders who maintain open accounts in AIM Aggressive Growth Fund.